Exhibit 10.1

                              SETTLEMENT AGREEMENT
                              --------------------
                            AND MUTUAL GENERALRELEASE
                            -------------------------

     This Release and Settlement Agreement (this "Agreement") is made by and among Plaintiff MEYERS ASSOCIATES, L.P. F/K/A ROAN-MEYERS ASSOCIATES, L.P. AND F/K/A JANSSEN-MEYERS ASSOCIATES, L.P. ("MEYERS ASSOCIATES") (the term MEYERS ASSOCIATES shall include its parent, subsidiary, affiliate, predecessor, and/or successor companies, if any, as well as their past and present officers, administrators, directors, shareholders, general or limited partners, representatives, agents, employees and/or attorneys, and their heirs or assigns, if any (collectively, the "MEYERS RELEASED PARTIES")) on the one hand and Defendants CT HOLDINGS ENTERPRISES INC., F/K/A CT HOLDINGS, INC. F/K/A CITADEL TECHNOLOGY, INC. AND F/K/A CITADEL COMPUTER SYSTEMS, INC. ("CT HOLDINGS"),
CITADEL SECURITY SOFTWARE, INC. ("CITADEL"), STEVEN B. SOLOMON, CHRIS A. ECONOMOU, LAWRENCE LACERTE, MARK ROGERS, PHILLIP J. ROMANO, AXEL SAWALLICH, GEORGE SHARP AND GILBERT GERTNER (collectively "DEFENDANTS") on the other hand (the term Defendants shall include each Defendant's parent, subsidiary, affiliate, predecessor, and/or successor companies, if any, as well as their past and present officers, administrators, directors, shareholders, general or limited partners, representatives, agents, employees and/or attorneys, and their heirs or assigns, if any (collectively, the "CITADEL RELEASED PARTIES")), to be effective as of the date upon which this Agreement is executed. The signatories to this Agreement will be referred to jointly as the "Parties" and singularly as a "Party."

                                    PREAMBLE
                                    --------

     WHEREAS, MEYERS ASSOCIATES is a New York limited partnership with its principal place of business in New York, NY;


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     WHEREAS,  CT HOLDINGS is a Delaware corporation with its principal place of business  in  Dallas,  Texas;

     WHEREAS Citadel is a Delaware corporation with its principal place of business in Dallas, Texas.

     WHEREAS STEVEN B. SOLOMON is an individual with his primary residence in Dallas, Texas.

     WHEREAS CHRIS A. ECONOMOU is an individual with his primary residence in Fort Lauderdale, Florida.

     WHEREAS LAWRENCE LACERTE is an individual with his primary residence in Dallas, Texas.

     WHEREAS MARK ROGERS is an individual with his primary residence in San Carlos, California.

     WHEREAS PHILLIP J. ROMANO is an individual with his primary residence in Dallas, Texas.

     WHEREAS AXEL SAWALLICH is an individual with his primary residence in Vienna, Austria;

     WHEREAS GEORGE SHARP is an individual with his primary residence in Houston, Texas;

     WHEREAS GILBERT GERTNER is an individual with his primary residence in Houston, Texas;

     WHEREAS, Meyers Associates commenced an action against CT Holdings in the Supreme Court of the State of New York styled Janssen-Meyers Associates, L.P. v.
                                              ----------------------------------
Citadel  Computer  Systems,  Inc.,  Index No. 60411/98 (the "First Supreme Court
--------------------------------
Action");  and


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     WHEREAS on or about September 22, 1998, CT Holdings  filed a Notice of
Removal of the First Supreme Court Action to the United States District Court for the Southern District of New York and was thereafter styled Janssen-Meyers
                                                                --------------
Associates, L.P. v. Citadel Computer Systems, Inc., Civil Action No. 98 Civ.
-------------------------------------------------
6694 (S.D.N.Y)(the "First Federal Action"); and

     WHEREAS on or about July 7, 2000, Meyers and CT Holdings executed a Settlement Term Sheet (the "Settlement Term Sheet") which settled the First Federal Action; and

     WHEREAS on or about July 13, 2000, the United States District Court for the Southern District of New York entered a thirty-day (30) conditional order of dismissal of the First Federal Action based upon the parties' representation that the First Federal Action had settled, which dismissal subsequently became final; and

     WHEREAS, on or about August 24, 2001, Meyers filed a new action against CT Holdings, George Sharp and Gilbert Gertner in the United States District Court for the Southern District of New York entitled Roan/Meyers Associates, L.P. v.
                                               -------------------------------
CT Holdings, Inc., Civil Action No. 01-CV-8004 (AKH)(the "Second Federal
----------------
Action"), which action was subsequently voluntarily dismissed for lack of subject matter jurisdiction in the United States District Court; and

     WHEREAS on or about October 26, 2001, Meyers filed a new action against CT Holdings, George Sharp and Gilbert Gertner in the Supreme Court of the State of New York, New York County entitled Roan/Meyers Associates, L.P. v. CT Holdings,
                                   --------------------------------------------
Inc. (Index No. 605128-01)(the "Second Supreme Court Action") alleging, inter
---
alia, that CT Holdings had breached the Settlement Term Sheet; and

     WHEREAS on or about June 9, 2004, the Supreme Court of the State of New York (Hon. Richard B. Lowe, III, J.S.C.) entered an Order (the "June 9 Order") in the Second Supreme Court


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Action granting Meyers' motion for partial summary judgment against CT Holdings in the amount of "$3 million, without interest until the entry of judgment"; and

     WHEREAS on or about January 25, 2005, the Supreme Court of the State of New York (Hon. Richard B. Lowe, III, J.S.C.) entered an Order (the "January 25 Order") in the Second Supreme Court Action granting Meyers' motion for reconsideration of its June 9 Order and granting Meyers prejudgment interest on its $3 million award from October 31, 2000 through the date of entry of judgment; and

     WHEREAS on or about March 2, 2005, CT Holdings filed a Notice of Appeal of the June 9, 2004 Order and the January 25, 2005 Order of the Supreme Court of the State of New York, New York County in the Second Supreme Court Action to the Appellate Division of the Supreme Court of New York, First Department; and

     WHEREAS on April 15, 2005, the New York County Clerk's Office entered judgment against CT Holdings in the amount of $4,203,534.25 (the "Judgment"); and

     WHEREAS on February 28, 2006, the Appellate Division of the Supreme Court of New York, First Department, affirmed the June 9 Order and the January 25 Order; and

          WHEREAS on April 8, 2005, Meyers Associates filed a lawsuit against defendants CT Holdings, Citadel, Steven B. Solomon, Chris E. Economou, Lawrence Lacerte, Mark Rodgers, Phillip J. Romano and Axel Sawallich in the Court of Chancery of the State of Delaware in and for New Castle County entitled Meyers
                                                                        ------
Associates, L.P. f/k/a Roan/Meyers Associates, L.P. and f/k/a Janssen-Meyers
----------------------------------------------------------------------------
Associates, L.P.  v. CT Holdings, Inc. f/k/a Citadel Technology, Inc. and f/k/a
-------------------------------------------------------------------------------
Citadel Computer Systems, Inc., Citadel Security Software, Inc., Steven B.
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Solomon, Chris A. Economou, Lawrence Lacerte, Mark Rogers, Phillip J. Romano,
-----------------------------------------------------------------------------
and Axel Sawallich; Civil Action No. 1236-N (the "Delaware Action") asserting
------------------
various claims; and


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     WHEREAS  the  Parties  wish  to compromise, resolve, and settle the claims, allegations and causes of action which were or could have been asserted in the First Supreme Court Action, First Federal Action, Second Federal Action, Second Supreme Court Action and Delaware Action (collectively, the "Actions") finally and forever, in order to avoid the uncertainty, time and expense which would accompany the Actions and without any admission of liability whatsoever;

NOW, THEREFORE, in consideration of the covenants and mutual promises and agreements herein contained, and other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1.0.     COMPROMISES AND EFFECTIVE DATE
              ------------------------------

          1.1. The Parties hereby agree that neither the giving of any consideration hereunder nor its acceptance shall operate as or be evidence of any admission of liability for any claim hereby released, and further agree that, by the execution of this Agreement, the Parties do not admit the truthfulness of any of the claims or allegations made by any opposing party; rather, such claims, allegations and liability have been, and are hereby, expressly denied by each of the Parties. This Agreement has been made and entered into solely in order to compromise and settle all claims between the Parties, and the Citadel Released Parties expressly deny any wrongdoing.

          1.2. This Agreement shall be effective as of the date upon which it is executed by Bruce Meyers as President of Meyers_Janssen Securities Corp. on behalf of Meyers Associates and by defendant Steven B. Solomon, individually and on behalf of CT Holdings and Citadel (hereinafter, the "Effective Date"). The failure of any the remaining individual defendants (Chris A. Economou, Lawrence Lacerte, Mark Rogers, Phillip J. Romano, Axel


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Sawallich, George Sharp and Gilbert Gertner) to execute this Agreement shall not affect the validity of this Agreement or prevent it from being binding upon any Parties who have signed this Agreement, but any such defendant who does not sign this Agreement within thirty (30) days of the Effective Date shall not be released pursuant to Paragraph 4.1 hereof. Counsel for defendants shall make a good faith effort to obtain the signatures of defendants George Sharp and Gilbert Gertner to this Agreement. If, however, defendant George Sharp or
Gilbert Gertner cannot be located within thirty days with due diligence, it is agreed that defendants George Sharp and Gilbert Gertner shall be released pursuant to Paragraph 4.1 hereof regardless of whether they sign this Agreement.

     2.0.     TOTAL SETTLEMENT AMOUNT AND PROCEDURE
              -------------------------------------

          2.1. In exchange for the promises and covenants by MEYERS ASSOCIATES contained herein, the receipt and sufficiency of which are hereby acknowledged, CITADEL shall pay the sum of one million two hundred fifty thousand and no/100 dollars ($1,250,000.00) to MEYERS ASSOCIATES as follows:

               (a) no later than three (3) business days after MEYERS ASSOCIATES and its legal counsel return an original Agreement executed by them to DEFENDANTS' legal counsel, Citadel shall pay to MEYERS ASSOCIATES' legal counsel two hundred and fifty thousand and no/100 dollars ($250,000.00); and

               (b) no later than November 1, 2006, Citadel shall pay to MEYERS ASSOCIATES' legal counsel one million and no/100 dollars ($1,000,000.00).

               (c) Such payments shall be made by: (i) good company check or certified check made payable to "Schrader & Schoenberg, LLP as attorneys for Meyers Associates, L.P." and delivered by Federal Express to Schrader & Schoenberg, LLP, 420


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Lexington  Avenue,  Suite  628,  New  York,  New York 10170 (Attention: Bruce A.
Schoenberg,  Esq.)  or  (ii)  by  wire  transfer  to:

                             State Bank of Long Island
                             21-31 46th Avenue
                             Long Island City, New York 11101
                             ABA Routing No. 021401617
                             Account No.  1317002531
                             Schrader & Schoenberg Attorney Trust Account
                             Contact:  Jake Ivry  (516) 240-6200.

          2.2 The Parties agree that the aforementioned monetary consideration shall (when both payments are made and ninety-one (91) days shall have elapsed since the date of Meyers Associates' receipt, deposit and collection of the second payment as set forth in Paragraph 4.3 below) constitute payment in full for all claims and causes of action that MEYERS ASSOCIATES asserted, could have asserted, has, or may have against the CITADEL RELEASED PARTIES, as well as for (i) any and all attorneys' fees, expenses, costs of court and any other unknown fees, costs and/or expenses incurred by MEYERS ASSOCIATES and/or its legal counsel in the Actions, and (ii) for MEYERS ASSOCIATES' releases and promises contained herein, in particular those set forth in Sections 4.0 and 6.0.

     3.0.     TAX CONSEQUENCES OF SETTLEMENT AMOUNT
              -------------------------------------

          3.1. CITADEL shall issue an appropriate IRS Form-1099 to MEYERS ASSOCIATES for the amounts paid to it pursuant to this Agreement. MEYERS ASSOCIATES understands and agrees that the CITADEL RELEASED PARTIES have not made any representations or warranties in this Agreement or otherwise concerning any tax treatment of the payments set forth herein. So long as CITADEL complies with the provisions of Section 2.0 and the first sentence of Section 3.1, MEYERS ASSOCIATES understands and agrees that it will be responsible for the payment of any and all taxes, assessments, or other financial obligations, whether federal,


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state,  or  local,  which are legally required to be paid in connection with the payments  set  forth  in  Section  2.0.

     4.0.     RELEASES
              --------

               4.1. RELEASE BY MEYERS ASSOCIATES. Subject to and in consideration of the receipt, deposit and collection of both of the payments referred to in Paragraphs 2.1(a) and 2.1(b) above, as well as the covenants and/or promises contained herein, MEYERS ASSOCIATES, on behalf of itself and its predecessors, successors, subsidiaries, affiliates, parents, and their present and former owners, operators, employees, trustees, and beneficiaries, hereby fully, forever, irrevocably and unconditionally release, remise and discharge the CITADEL RELEASED PARTIES, from any and all claims, charges, complaints, suits, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature and description whatsoever which they ever had or now have, known or unknown, direct or indirect, whether concealed or hidden, asserted or that might have been asserted against the CITADEL RELEASED PARTIES from the beginning of time up to and including the date of this Agreement, including claims that MEYERS ASSOCIATES does not know of or suspect exist in its favor at the time of this Agreement which, if known by MEYERS ASSOCIATES might have affected its settlement with and release of the CITADEL RELEASED PARTIES, including, but not limited to, any and all claims which were the subject of the Actions; from the beginning of time up to and including the date of this Agreement. This release is intended to be a general release in favor of the CITADEL RELEASED PARTIES, and as broad as the law allows.4.2. RELEASE BY DEFENDANTS. For and in consideration of the payment referenced above, as well as the covenants and/or promises


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contained herein,  DEFENDANTS,  on behalf  of themselves and their predecessors, successors, subsidiaries, affiliates, parents, and their present and former owners, operators, employees, trustees, and beneficiaries, and their heirs and assigns, hereby fully, forever, irrevocably and unconditionally release, remise and discharge the MEYERS RELEASED PARTIES, from any and all claims, charges, complaints, suits, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature and description whatsoever which they ever had or now have, known or unknown, direct or indirect, whether concealed or hidden, asserted or that might have been asserted against the MEYERS RELEASED PARTIES from the beginning of time up to and including the date of this Agreement, including claims that DEFENDANTS does not know of or suspect exist in its favor at the time of this Agreement which, if known by DEFENDANTS might have affected its settlement with and release of the MEYERS RELEASED PARTIES, including, but not limited to, any and all claims which were the subject of the Actions; from the beginning of time up to and including the date of this Agreement. This release is intended to be a general release in favor of the MEYERS RELEASED PARTIES, and as broad as the law allows.

          4.3. LIMITATION OF RELEASE. Notwithstanding any statement above, the releases referenced in Sections 4.1 and 4.2 will not become effective unless
                                                     ---
and until both payments referenced in Section 2.1 have been timely received, deposited and collected by MEYERS ASSOCIATES and at least ninety-one (91) days have elapsed since Meyers Associates' receipt, deposit and collection of the second payment referenced in Section 2.1 without CT Holdings or Citadel having filed for or being placed into bankruptcy, or having sought protection under any similar or related rule of law. The Parties further acknowledge and agree that the release in Sections 4.1 and 4.2 do not include any claims a Party may have against any other Party for a failure to comply with or breach of any provision in this Agreement.

     5.0.     DISMISSAL OFACTIONS
              -------------------

          5.1. DISMISSAL OF LAWSUIT. Approximately ninety-one (91) days after MEYERS ASSOCIATES receives, deposits and collects the second payment check referenced in Section 2.1, provided that neither CT Holdings or Citadel has filed for or been placed into bankruptcy, or sought protection under any similar or related rule of law:

          (a) MEYERS ASSOCIATES' and Defendants' legal counsel shall execute a Stipulation of Dismissal of the Delaware Action with Prejudice and without costs or legal fees to any party in the form attached hereto as Exhibit "A." and shall arrange to file the Stipulation of Dismissal of the Delaware Action with Prejudice with the Court; and

          (b) Meyers Associates' counsel shall execute a Satisfaction of Judgment discharging the Judgment entered against CT Holdings in the Second Supreme Court Action in the form attached hereto as Exhibit "B" and shall file the same with the judgment clerk.

          (c) Meyers' counsel shall thereafter provide Defendants' counsel with proof of the filing of the Stipulation of Dismissal with the Clerk of the Court of the Chancery Court of the State of Delaware and the filing of the Satisfaction of Judgment with the New York County Clerk.

          5.2 STAY OF CURRENT PROCEEDINGS. After the first settlement check referenced in Section 2.1 is received by MEYERS ASSOCIATES, the Parties agree to use their best efforts to take no further actions in the Actions until ninety-one (91) days after November 1, 2006 or the date the second settlement check is received by MEYERS ASSOCIATES (whichever is earlier).

          5.3 FAILURE TO FUND SETTLEMENT. If, for any reason, DEFENDANTS fail to make either of the payments described in Section 2.1 in a timely manner (and time shall be deemed to be of the essence), then:

               (a) Meyers Associates shall be entitled the immediate entry of judgment against Citadel in the Delaware Action in the amount of $3 million.; and

               (b) In addition, Meyers, at its sole option, may declare the releases contained in Paragraph 4.1 of this Agreement to be null and void. MEYERS ASSOCIATES may not void the releases contained in Paragraph 4.1 of this Agreement for any reason other than failure to make the payments described in
Section  2.1.

               (c) If Citadel makes the first payment described in Section 2.1(a) but fails to make the second payment described in Section 2.1(b), MEYERS ASSOCIATES shall have the right to keep the first payment. If the first payment is retained after the releases contained in Paragraph 41. of this Agreement are voided as described herein, such payment shall not be credited against the Judgment against CT Holdings in the Second Supreme Court Action and shall not entitle the Defendants to any off-set or reduction in the amount of any judgment which may later be awarded against any of them in the Delaware Action..

               (d) Notwithstanding the foregoing, Meyers Associates agrees that in the event that Citadel fails to make either of the payments described in
Section 2.1, the individual defendants (Steven B. Solomon, Chris A. Economou, Lawerence Lacerte, Mark Rogers, Phillip J. Romano, Axel Sawallich, George Sharp and Gilbert Gertner), or any of them, shall have the right to cure such default within sixty (60) days by paying the unpaid balance owed by Citadel under this Agreement plus an additional two hundred fifty thousand and no/100 ($250,000.00), and that Meyers Associates will not attempt to execute upon any judgment against Citadel during this cure period. By way of illustration, if Citadel fails to make the first payment described in Paragraph 2.1(a), the individual defendants can cure such default by paying Meyers Associates one million five hundred thousand and 00/100 ($1,500,000.00) within sixty days of when the first payment would otherwise have been due. If Citadel makes the first payment described in Paragraph 2.1(a) above but fails to make the second payment described in Paragraph 2.1(b), the individual defendants can cure such default by paying one million two hundred fifty thousand and 00/100 dollars ($1,250,000.00) within sixty days of when the second payment would otherwise have been due, for a total payment of ($1,500,000.00).

     6.0.     MISCELLANEOUS
              -------------

          6.1. NON-ASSIGNMENT OF CLAIMS. Each of the Parties represents and warrants that: (a) such Party is the sole and lawful owner of all right, title and interest in and to every claim or other matter which such party purports to release herein; and (b) such Party has not assigned, transferred or encumbered, or purported to assign, transfer or encumber, voluntarily or involuntarily, to any person, party or entity any of the claims, demands, actions, liabilities, obligations or causes of action being released hereby. Each of the Parties further agrees to indemnify the any of the other parties and to hold them harmless from any claims, demands, actions, liabilities, obligations and/or causes of action previously assigned, transferred or encumbered by such Party or any other damages incurred by any of the other parties by reason of the breach of any of the representations or warranties in this Paragraph.

          6.2. NO RELIANCE. In executing this Agreement, the Parties have not seen, heard or relied upon any promises, statements, representations, covenants, or warranties, whether express or implied, made by one another or by any representative or other person or entity, except to the extent that a matter is expressly stated in this Agreement. The Parties hereby waive and release any right or ability to seek to revoke, rescind, vacate, or otherwise avoid the operation and effect of this Agreement on the basis of any alleged fraudulent inducement, misrepresentation, or material omission by any of the Parties or their representatives, or on the basis of mutual or unilateral mistake of fact or law, or newly discovered information, and acknowledge that they are completely satisfied with this settlement, as reflected in this Agreement.

          6.3.     AUTHORITY.   The  Parties  each  expressly  represents  and
warrants (a) that the execution and delivery of this Agreement (i) are within its powers, (ii) have been duly authorized by all necessary corporate action (or will hereafter be promptly ratified as such), and (iii) do not contravene any provision of any agreements to which it is a party or any law to which it is subject; (b) that the undersigned officers are duly authorized to execute and deliver this Agreement (or will hereafter be promptly ratified as such); and (c) that, upon execution and delivery, this Agreement shall be the legal, valid, and binding obligation of it and enforceable in accordance with its terms.

          6.4. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the Parties, and supersedes prior understandings and agreements, if any, among or between the Parties with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, concerning the subject matter hereof between and among the undersigned parties that are not fully expressed or incorporated by reference herein.

          6.5. AMENDMENTS. Any modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party.

Additionally, this Agreement cannot be changed or terminated orally, but may be changed only through written addendum executed by both Parties.

          6.6. COUNTERPART ORIGINALS; FACSIMILE SIGNATURE. This Agreement may be executed in multiple counterparts and all such counterparts so executed shall together be deemed to constitute one final agreement, as if one document had been signed by all of the Parties; and each such counterpart shall be deemed to be an original, binding the Party subscribed thereto, and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original agreement. This Agreement may be executed by facsimile and such facsimile signatures shall be accepted as original signatures.

          6.7. SEVERABILITY. The Parties acknowledge and understand that, if any term of this Agreement other than Sections 2.1, 4.1, and/or 4.2 shall be determined by a court to be illegal, invalid, unconscionable or unenforceable, the remaining provisions will remain effective and legally binding, and the illegal, invalid, unconscionable or unenforceable term shall be deemed not to be a part of this Agreement. Should Sections 2.1, 4.1, and/or 4.2 be determined to be illegal, invalid, unconscionable or unenforceable, there shall be a failure of consideration, and CITADEL shall be entitled to the return of the settlement amounts paid to MEYERS ASSOCIATES under Section 2.1 herein.

          6.8. BINDING EFFECT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, executors, administrators, representatives, officers, directors, shareholders, predecessors, successors, parents, subsidiaries, affiliated entities, spouses, agents, attorneys, servants, employees, principals, partners, whether limited or general, and assigns, if any. Each of the Parties represents and warrants that he or it has the authority to act on his or its behalf and to bind him or it to this Agreement.

          6.9. EXERCISE OF RIGHTS. Any failure or forbearance by either Party to exercise any right or remedy with respect to enforcement of this Agreement or any instrument executed in connection herewith shall not be construed as a waiver of any of such Party's rights or remedies, nor shall such failure or forbearance operate to modify this Agreement or such instruments in the absence of a writing as provided above.

          6.10. NO WAIVER. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement. The waiver by any Party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any Party, nor shall any waiver operate or be construed as a rescission of this Agreement.

     7.0.     VOLUNTARY  AGREEMENT
              --------------------

          7.1. The Parties acknowledge and understand that this Agreement is a general release and waiver contract, and that this document is legally binding.

     7.2. The Parties hereby represent and warrant that, prior to signing below, each has had the opportunity to consult with legal counsel of his/its choice, has had a full opportunity to conduct discovery and investigate all claims and defenses, has read this document in its entirety and fully or satisfactorily understands its content and effect, and that he/it has not been subject to any form of duress in connection with this settlement, is completely satisfied with the settlement reflected in this Agreement, and accordingly agrees to be bound as described in this Agreement.

     7.3 Each of the Parties acknowledges that it has had the opportunity to negotiate modifications to the language of this Agreement. Accordingly, in any dispute regarding the interpretation or construction of this Agreement, no presumption will operate in favor of or against any Party hereto by virtue of its role in drafting or not drafting the terms and conditions set forth herein.

     7.4 This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York applicable to contracts wholly executed and wholly to be performed in New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as set forth in this Agreement.

                             MEYERS ASSOCIATES, L.P.
                       F/K/A ROAN-MEYERS ASSOCIATES, L.P.
                   AND F/K/A JANSSEN-MEYERS ASSOCIATES, L.P.:


By:  MEYERS-JANSSEN SECURITIES CORP.
       General Partner


     By:    /s/ Bruce Meyers                       Date          August 22, 2006
            Bruce Meyers, President

CT HOLDINGS ENTERPRISES, INC.
F/K/A CT HOLDINGS, INC.
F/K/A CITADEL TECHNOLOGY, INC.
AND F/K/A CITADEL COMPUTER SYSTEMS, INC.:


By:  /s/ Steven B. Solomon                         Date          August 23, 2006
PRINTED NAME: Steven B. Solomon
Title: Chief Executive Officer


CITADEL SECURITY SOFTWARE, INC.:

By:  /s/ Steven B. Solomon                         Date          August 23, 2006
PRINTED NAME: Steven B. Solomon
Title: Chief Executive Officer


STEVEN B. SOLOMON

/s/ Steven B. Solomon                              Date          August 23, 2006

CHRIS A. ECONOMOU


__________________________________________                       _______________
                                                   Date


LAWRENCE  LACERTE


__________________________________________                       _______________
                                                   Date


MARK  ROGERS


__________________________________________                       _______________
                                                   Date


PHILLIP  J.  ROMANO


__________________________________________                       _______________
                                                   Date


AXEL  SAWALLICH


__________________________________________                       _______________
                                                   Date


GEORGE  SHARP


__________________________________________                       _______________
                                                   Date

GILBERT  GERTNER


__________________________________________                       _______________
                                                   Date